UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 30, 2007

AFFYMETRIX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-28218	77-0319159
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3420 Central Expressway

Santa Clara, California 95051

(Address of principal executive offices) (Zip Code)

(408) 731-5000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2007, the Board of Directors of Affymetrix, Inc. (the “Company”) appointed James R. Gibson II, who currently serves as the Company’s Principal Accounting Officer, to serve as the Interim Principal Financial Officer of the Company effective immediately. Mr. Gibson, age 37, joined the Company in August 2002 as Director of Accounting Operations, was promoted to Vice President, Accounting and Corporate Controller of the Company in January 2006 and was appointed Principal Accounting Officer in December 2006. Prior to joining the Company, Mr. Gibson was Director of Finance and Controller of Netflix from October 1999 to February 2002. Mr. Gibson will serve as the Company’s Interim Principal Financial Officer until the Company completes its search for a new Chief Financial Officer (and Principal Financial Officer).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFYMETRIX, INC.

	By:	/s/ BARBARA A. CAULFIELD
Name: Barbara A. Caulfield
Title: Executive Vice President and General Counsel
Dated: February 5, 2007